                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY
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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               PMC-SIERRA, INC.,

                             PENN ACQUISITION CORP.

                                      AND

                          QUANTUM EFFECT DEVICES, INC.

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I THE MERGER......................................................  1
  1.1  The Merger.........................................................   1
  1.2  Effective Time; Closing............................................   1
  1.3  Effect of the Merger...............................................   2
  1.4  Certificate of Incorporation; Bylaws...............................   2
  1.5  Directors and Officers.............................................   2
  1.6  Effect on Capital Stock............................................   2
  1.7  Surrender of Certificates..........................................   3
  1.8  No Further Ownership Rights in Company Common Stock................   4
  1.9  Lost, Stolen or Destroyed Certificates.............................   4
  1.10 Tax and Accounting Consequences....................................   5
  1.11 Taking of Necessary Action; Further Action.........................   5

 ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY......................  5
  2.1  Organization and Qualification; Subsidiaries.......................   5
  2.2  Certificate of Incorporation and Bylaws............................   5
  2.3  Capitalization.....................................................   6
  2.4  Authority Relative to this Agreement...............................   7
  2.5  No Conflict; Required Filings and Consents.........................   7
  2.6  Compliance; Permits................................................   8
  2.7  SEC Filings; Financial Statements..................................   8
  2.8  No Undisclosed Liabilities.........................................   9
  2.9  Absence of Certain Changes or Events...............................   9
  2.10 Absence of Litigation..............................................   9
  2.11 Employee Benefit Plans.............................................   10
  2.12 Registration Statement; Proxy Statement............................   12
  2.13 Restrictions on Business Activities................................   12
  2.14 Title to Property..................................................   12
  2.15 Taxes..............................................................   12
  2.16 Brokers............................................................   14
  2.17 Intellectual Property..............................................   14
  2.18 Agreements, Contracts and Commitments..............................   16
  2.19 Opinion of Financial Advisor.......................................   17
  2.20 Board Approval.....................................................   17
  2.21 Vote Required......................................................   17
  2.22 Pooling of Interests...............................................   17
  2.23 Customers..........................................................   17
  2.24 Labor Matters......................................................   17
  2.25 Environmental Matters..............................................   17
  2.26 Insurance..........................................................   19
  2.27 State Takeover Statutes............................................   19

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.......  19
  3.1  Organization and Qualification; Subsidiaries.......................   19
  3.2  Certificate of Incorporation and Bylaws............................   19
  3.3  Capitalization.....................................................   20
  3.4  Authority Relative to this Agreement...............................   20
  3.5  No Conflict; Required Filings and Consents.........................   20
  3.6  SEC Filings; Financial Statements..................................   21

                                                                          Page
                                                                          ----
  3.7  No Undisclosed Liabilities.......................................   21
  3.8  Absence of Certain Changes or Events.............................   21
  3.9  Absence of Litigation............................................   22
  3.10 Registration Statement; Proxy Statement..........................   22
  3.11 Pooling of Interests.............................................   22

 ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..........................  22
  4.1  Conduct of Business by Company...................................   22
  4.2  Conduct of Business by Parent....................................   24

 ARTICLE V ADDITIONAL AGREEMENTS.........................................  25
  5.1  Proxy Statement/Prospectus; Registration Statement; Other
       Filings; Board Recommendations...................................   25
  5.2  Meeting of Company Stockholders..................................   26
  5.3  Confidentiality; Access to Information...........................   27
  5.4  No Solicitation..................................................   27
  5.5  Public Disclosure................................................   28
  5.6  Commercially Reasonable Efforts; Notification....................   29
  5.7  Third Party Consents.............................................   29
  5.8  Stock Options; ESPP; Warrants and Employee Benefits..............   30
  5.9  Form S-8.........................................................   31
  5.10 Indemnification..................................................   31
  5.11 Affiliate Agreement..............................................   32
  5.12 Regulatory Filings; Reasonable Efforts...........................   32
  5.13 Noncompetition Agreements........................................   32
  5.14 Tax Matters......................................................   33
  5.15 Action by Board of Directors.....................................   33

 ARTICLE VI CONDITIONS TO THE MERGER.....................................  33
  6.1  Conditions to Obligation of Each Party to Effect the Merger......   33
  6.2  Additional Conditions to Obligation of Company...................   33
  6.3  Additional Conditions to the Obligations of Parent and Merger
       Sub..............................................................   34

 ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...........................  35
  7.1  Termination......................................................   35
  7.2  Notice of Termination; Effect of Termination.....................   36
  7.3  Fees and Expenses................................................   36
  7.4  Amendment........................................................   37
  7.5  Extension; Waiver................................................   37

 ARTICLE VIII GENERAL PROVISIONS.........................................  38
  8.1  Non-Survival of Representations and Warranties...................   38
  8.2  Notices..........................................................   38
  8.3  Interpretation...................................................   39
  8.4  Counterparts.....................................................   39
  8.5  Entire Agreement; Third Party Beneficiaries......................   39
  8.6  Severability.....................................................   40
  8.7  Other Remedies; Specific Performance.............................   40
  8.8  Governing Law....................................................   40
  8.9  Rules of Construction............................................   40
  8.10 Assignment.......................................................   40
  8.11 Waiver of Jury Trial.............................................   40

                               INDEX OF EXHIBITS

 Exhibit A    Form of Company Voting Agreement
 Exhibit B-1  Form of Company Affiliate Agreement
 Exhibit B-2  Form of Parent Affiliate Agreement
 Exhibit C    Form of Noncompetition Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

   This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July 11, 2000, among PMC-Sierra, Inc., a Delaware corporation ("Parent"), Penn Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Quantum Effect Devices, Inc., a Delaware corporation ("Company").

                                    Recitals

   A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Parent, Merger Sub and Company intend to enter into a business combination transaction.

   B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Company adopt this Agreement.

   C. The Boards of Directors of Parent and Merger Sub have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

   D. Concurrently with the execution of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement: (1) certain Company Affiliates (as defined in Section 5.11(a)) are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "Company Voting Agreements"); (2) certain Company Affiliates are entering into Company Affiliate Agreements in substantially the form attached hereto as Exhibit B-1 (the "Company Affiliate Agreements"); and (3) certain individuals are entering into Noncompetition Agreements in substantially the form attached hereto as Exhibit C (the "Noncompetition Agreements").

   E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

   F. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

   1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4 Certificate of Incorporation; Bylaws.

   (a) At the Effective Time, subject to the provisions of Section 5.10, the Certificate of Incorporation of Company shall be amended and restated to be the same in substance as the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that the name of Company will remain unchanged), and said amended and restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended.

   (b) At the Effective Time, subject to the provisions of Section 5.10, the Bylaws of Company shall be amended and restated to be the same in substance as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated Bylaws shall be the Bylaws of the Surviving Corporation until thereafter amended.

   1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be a combination of (a) all of the directors of Merger Sub immediately prior to the Effective Time and (b) all of the directors of Company who are also employees of Company immediately prior to the Effective Time. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time.

   1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities, the following shall occur:

   (a) Conversion of Company Common Stock. Each share of Common Stock, par value $0.001 per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any share of Company Common Stock to be canceled and extinguished pursuant to
Section 1.6(b), will be automatically converted (subject to Sections 1.6(e) and (f)) into 0.385 (the "Exchange Ratio") of a share of Common Stock, par value $0.001 per share, of Parent (the "Parent Common Stock"). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued upon conversion of such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

   (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

   (c) Stock Options; Employee Stock Purchase Plan. At the Effective Time, all options to purchase Company Common Stock then outstanding under Company's 1999 Equity Incentive Plan and 1999 Non-Employee Directors' Stock Option Plan (collectively, the "Company Option Plans"), and the Company

Option Plans themselves, shall be assumed by Parent in accordance with Section
5.8. At the Effective Time, all purchase rights then outstanding under Company's 1999 Employee Stock Purchase Plan (the "ESPP"), and the ESPP itself, shall be assumed by Parent in accordance with Section 5.8.

   (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

   (e) Adjustments to Exchange Ratio. The Exchange Ratio and any other applicable numbers or amounts shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

   (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market ("Nasdaq").

   1.7 Surrender of Certificates.

   (a) Exchange Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

   (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to
Section 1.6(a) in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

   (c) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to
Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted pursuant to Section 1.6(a), payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.6(f) and any dividends or other distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted (including any voting, notice or other rights associated with the ownership of such shares of Parent Common Stock under the Certificate of Incorporation or Bylaws of Parent or under Delaware
Law) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or other distributions payable pursuant to Section 1.7(d).

   (d) Distributions With Respect to Unexchanged Shares. Dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby when the holders of record of such Certificates surrender such Certificates.

   (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or (ii) established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

   (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

   (g) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in exchange for shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6(a), cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that the Exchange Agent, may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and the payment of cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   1.10 Tax and Accounting Consequences.

   (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

   (b) It is intended by the parties hereto that the Merger shall be treated as a pooling of interests for accounting purposes.

   1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Parent and the Surviving Corporation shall be fully authorized (in the name of Merger Sub, Company, the Surviving Corporation and otherwise) to take all such necessary action.

                                   ARTICLE II

                   Representations and Warranties of Company

   Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof (the "Company Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Company contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

   2.1 Organization and Qualification; Subsidiaries.

   (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

   (b) As of the date hereof, Company has no subsidiaries. Except as set forth in Section 2.1 of the Company Schedule, neither Company nor any of its subsidiaries has agreed to make nor is obligated to make nor is bound by any written or oral agreement, contract, understanding, negotiable instrument, commitment or undertaking of any nature, in effect as of the date hereof or as may hereafter be in effect (a "Contract"), under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity other than the entities identified in the Company SEC Reports (as defined in Section 2.7).

   (c) Except as set forth in Section 2.1 of the Company Schedule, Company and each of its subsidiaries is qualified or licensed to do business as a foreign corporation, and is in good standing (with respect to jurisdictions which recognize such concept), under the laws of all jurisdictions where the character of the properties owned, leased or operated by them or the nature of their activities requires such qualification or licensing and where the failure to be so qualified or licensed would have a Material Adverse Effect on Company.

   2.2 Certificate of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws as amended and in effect as of the date of this

Agreement (together, the "Company Charter Documents"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents except where the violation of any such equivalent organizational documents of a subsidiary of Company would not, individually or in the aggregate, have a Material Adverse Effect on Company.

   2.3 Capitalization.

   (a) The authorized capital stock of Company consists of 100,000,000 shares of Company Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock ("Company Preferred Stock"). As of June 30, 2000: (i) 26,665,217 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock were held by subsidiaries of Company; (iii) 300,000 shares of Company Common Stock were available for future issuance pursuant to the ESPP; (iv) 5,374,669 shares of Company Common Stock were reserved for future issuance upon the exercise of outstanding options to purchase Company Common Stock under Company's 1999 Equity Incentive Plan; (v) 1,990,364 shares of Company Common Stock were available for future grant under Company's 1999 Equity Incentive Plan; (vi) no shares of Company Common Stock were reserved for future issuance upon the exercise of outstanding options to purchase Company Common Stock under Company's 1999 Non-Employee Directors' Stock Option Plan;
(vii) 356,589 shares of Company Common Stock were available for future grant under Company's 1999 Non-Employee Directors' Stock Option Plan; and (viii) 97,750 shares of Company Common Stock were reserved for future issuance upon exercise of outstanding warrants of Company. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding.

   (b) Section 2.3(b) of the Company Schedule sets forth the following information with respect to outstanding Company Stock Options (as defined in Section 5.8) as of July 10, 2000: (i) the total number of shares of Company Common Stock subject to such Company Stock Options (which number is not exceeded by the number of shares of Company Common Stock subject to Company Stock Options outstanding on the date of this Agreement); (ii) the average per share exercise price of such Company Stock Options; and (iii) whether the exercisability of any Company Stock Option will be accelerated in any way by the transactions contemplated by this Agreement, and the extent of acceleration.

   (c) Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which Company has granted such Company Stock Options that are outstanding as of July 10, 2000 and the form of all stock option agreements evidencing such Company Stock Options. Section 2.3(c) of the Company Schedule also has attached to it Company's option schedule, which schedule sets forth, as of July 10, 2000, with respect to each Company Stock Option, the name of the holder thereof, the number of shares subject thereto, and the grant date, exercise price, expiration date and vesting schedule thereof.

   (d) Except as set forth in Section 2.3(d) of the Company Schedule, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of Company have been issued and granted in compliance with
(i) all applicable securities laws and other applicable Legal Requirements (as defined below) in effect as of the time of grant and issuance and (ii) all requirements set forth in applicable Contracts by which Company is bound and which were in effect as of the time of grant and issuance. "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity").

   (e) There are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding, except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, options, rights of first refusal, preemptive rights, community property interests or similar restrictions (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) ("Encumbrances") directly or indirectly through one or more subsidiaries.

   (f) Except as set forth in Section 2.3(a) hereof and Sections 2.3(b), (c),
(f) and (g) of the Company Schedule, as of the date hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

   (g) As of the date of this Agreement, except as contemplated by this Agreement and as set forth in Sections 2.3(b), (c), (f) and (g) of the Company Schedule, there are no registration rights and there is, except for the Company Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement currently in effect to which Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

   2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to the adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents). This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal and binding obligation of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights and the exercise by courts of equitable powers.

   2.5 No Conflict; Required Filings and Consents.

   (a) Except as set forth in Section 2.5(a) of the Company Schedule, the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries, (ii) subject to obtaining the vote of Company's stockholders in favor of the adoption of this Agreement and to compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party against or to Company under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material mortgage, Contract, permit, franchise or other obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected (a "Company Obligation"), except in the case of clause (ii) or clause (iii), to the extent such conflict, violation, breach, default, impairment or other effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

   (b) Except as set forth in Section 2.5(b) of the Company Schedule, the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, require Company to obtain or make, at or prior to the Effective Time, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) pursuant to applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, (A) reasonably be expected to have a Material Adverse Effect on Company or, after the Effective Time, Parent, or (B) prevent consummation of the Merger or otherwise prevent Company from performing its material obligations under this Agreement.

   2.6 Compliance; Permits.

   (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, any Legal Requirement or Company Obligation, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause Company to lose any material benefit or incur any material liability. No investigation or review by any Governmental Entity is pending or, to the knowledge of Company, being threatened against Company or its subsidiaries, nor, to Company's knowledge, has any Governmental Entity indicated to Company in writing an intention to conduct the same, other than, in each such case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries.

   (b) Company and its subsidiaries hold all franchises, grants, authorizations, permits, licenses, variances, exemptions, easements, consents, certifications, orders and approvals from Governmental Entities which are material to the operation of the business of Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

   2.7 SEC Filings; Financial Statements.

   (a) Company has made available to Parent (through reference to documents filed by EDGAR or otherwise) a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") since the initial filing date of the registration statement for Company's initial public offering (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC since the initial filing date of the registration statement for Company's initial public offering. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Company does not have any subsidiaries that are required to file any reports or other documents with the SEC.

   (b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

   (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

   2.8 No Undisclosed Liabilities. Except as set forth in Section 2.8 of the Company Schedule, neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities disclosed or provided for in Company's unaudited balance sheet as of March 31, 2000 set forth in the Company SEC Reports or in the related notes,
(ii) liabilities incurred since March 31, 2000 and on or prior to the date hereof in the ordinary course of business which have not resulted, in the aggregate, in any material increase in the Company's liabilities from those disclosed or provided for in Company's unaudited balance sheet as of March 31, 2000 set forth in the Company SEC Reports or in the related notes, or (iii) liabilities incurred after the date hereof in the ordinary course of business.

   2.9 Absence of Certain Changes or Events. Except as set forth in Section 2.9 of the Company Schedule, since March 31, 2000, there has not been (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any material increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which would be contingent or the terms of which would be materially altered upon the consummation of the transactions contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.17) other than licenses and other agreements in the ordinary course of business consistent with past practice and licenses disclosed in Section 2.17(g) of the Company Schedule,
(vi) any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vii) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (viii) any material revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business.

   2.10 Absence of Litigation. Except as specifically disclosed in the Company SEC Reports, as of the date hereof, there are no material claims, actions, suits or proceedings pending or, to the knowledge of

Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any Governmental Entity.

   2.11 Employee Benefit Plans.

   (a) All material employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other similar arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active employee, former employee, director or consultant of Company, any subsidiary of Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code (an "ERISA Affiliate") or
(ii) with respect to which Company has material liability as of the date hereof, and covering any active employee, former employee, director or consultant of Company, any subsidiary of Company or any ERISA Affiliate are listed in Section 2.11(a) of the Company Schedule (the "Plans"). Except with respect to International Employee Plans (as defined in Section 2.11(h) below) that provide benefits only to the extent required under applicable local laws, Company has provided or made available to Parent: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) the most recent IRS determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all forms of notice and election documents related to COBRA; (vii) all discrimination tests performed with respect to each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (xi) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all material administrative service agreements, group annuity contracts, group insurance contracts and similar written agreements and contracts relating to each Plan; (xi) all material communications to employees or former employees relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules which would result in a material liability under any Plan or proposed Plan; and (xii) all currently effective registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan that includes securities registered under the Securities Act.

   (b) Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the knowledge of Company, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or the Department of Labor (the "DOL") with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each related trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation to the extent such amendment or incorporation is required. Company does not have any plan or commitment to establish any new Plan or to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement). Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its ERISA Affiliates except as otherwise provided in the Plan (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

   (c) Neither Company nor any its ERISA Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code, and at no time has Company or any of its ERISA Affiliates contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither Company, any of its ERISA Affiliates, nor, to the knowledge of Company, any officer or director of Company or any of ERISA Affiliates is subject to any liability or penalty under
Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan which could subject Company or its subsidiaries to material liabilities.

   (d) None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Company nor any of its subsidiaries has represented, promised or contracted to provide such retiree benefits to any employee, former employee, director, consultant or other person, except (i) to the extent required by statute or (ii) for benefits the cost of which are fully paid for by such person.

   (e) Neither Company nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Company or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement relating to Company or any of its subsidiaries and, to the knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company or any of its subsidiaries and any group of its employees nor has Company or any of its subsidiaries experienced any significant labor interruptions over the past three (3) years. Company and its subsidiaries are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

   (f) Neither Company nor any of its ERISA Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar provisions of state law applicable to employees of Company.

   (g) Except as disclosed in Section 2.11(g) of the Company Schedule, neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Company or any of its subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) except as required by the Code, result in the acceleration of the time of payment or vesting of any such benefits.

   (h) Each Plan that has been adopted or maintained by Company or any of its subsidiaries, whether informally or formally, for the benefit of current or former employees of Company or any of its subsidiaries outside the United States ("International Employee Plan") has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. No International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law or the terms of any such plan, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason.

   2.12 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Company for inclusion in: (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the proxy statement/prospectus to be filed with the SEC by Company pursuant to Section 5.1(a) (the "Proxy Statement/Prospectus") will, at the dates mailed to the stockholders of Company and at the time of the stockholders' meeting of Company (the "Company Stockholders' Meeting") in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

   2.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which Company or any of its subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

   2.14 Title to Property. Neither Company nor any of its subsidiaries owns any material real property. Except as set forth in Section 2.14 of the Company Schedule, Company and each of its subsidiaries have good title to, or valid leasehold interests in, all of their material properties and tangible assets, free and clear of all Encumbrances except liens for taxes or other governmental charges or levies not yet due and payable and such liens or other imperfections of title, if any, that do not materially interfere with the ability of Company to conduct its business as currently conducted. All leases pursuant to which Company or any of its subsidiaries lease from others material real or personal property are in full force and effect in accordance with their respective terms, except where the failure to be in full force and effect would not reasonably be expected to materially interfere with the ability of Company to conduct its business as currently conducted. There is not, under any of such leases, any existing material default or event of default of Company or any of its subsidiaries or, to Company's knowledge, any other party, except for such defaults or events of default that would not reasonably be expected to materially interfere with the ability of Company to conduct its business as currently conducted.

   2.15 Taxes.

   (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity.

   (b) Tax Returns and Audits.

   (i) Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, forms, information statements and reports ("Returns") relating to Taxes required to be filed by Company and each of its subsidiaries with any Tax authority, except such Returns which are not, individually or in the aggregate, material to Company. Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

   (ii) Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not, individually or in the aggregate, material to Company.

   (iii) Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax. There is no material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

   (iv) Except as set forth in Section 2.15(b) of the Company Schedule, no audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination.

   (v) No adjustment relating to any Returns filed or required to be filed by Company or any of its subsidiaries has been proposed in writing, formally or informally, by any Tax authority to Company or any of its subsidiaries or any representative thereof.

   (vi) Neither Company nor any of its subsidiaries has any liability for any material unpaid Taxes (whether or not shown to be done on any Return) which has not been accrued for or reserved on Company's balance sheet dated March 31, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since April 1, 2000 in connection with the operation of the business of Company and its subsidiaries in the ordinary course. There are no liens with respect to Taxes on any of the assets of Company or any of its subsidiaries, other than liens which are not individually or in the aggregate material, or customary liens for current Taxes not yet due and payable.

   (vii) There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, that, individually or collectively, should give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

   (viii) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company or any of its subsidiaries.

   (ix) Except as set forth in Section 2.15(b) of the Company Schedule, neither Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

   (x) None of Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

   (xi) Neither Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

   (xii) Company and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

   2.16 Brokers. Except for fees payable to Morgan Stanley & Co. Incorporated pursuant to an engagement letter dated June 21, 2000, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   2.17 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

  "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated; and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

  "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company and its subsidiaries.

  "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority and that has not been abandoned or allowed to lapse.

  "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company or any of its subsidiaries.

   (a) Section 2.17(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property which specifies the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

   (b) Except as set forth in Section 2.17(b) of the Company Schedule, no Company Intellectual Property or product or service offering of Company or any of its subsidiaries (a "Company Product") is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner by its terms the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which materially and adversely affects the validity or enforceability of such Company Intellectual Property.

   (c) Each material item of Company Registered Intellectual Property is, to the knowledge of Company, valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made. All necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

   (d) Except as set forth in Section 2.17(d) of the Company Schedule, Company owns and has good title to or has all necessary licenses to each material item of Company Intellectual Property free of any Encumbrance (excluding rights of licensors and non-exclusive licenses and related restrictions granted in the ordinary course). In this paragraph the term "Encumbrance" excludes infringement of Company Intellectual Property by third parties.

   (e) To the extent that any Intellectual Property that has been developed or created independently by a third party or jointly with a third party for Company or any of its subsidiaries is used by Company or is incorporated into any Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license to all such Intellectual Property.

   (f) Except as set forth in Section 2.17(f) of the Company Schedule, neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Company Intellectual Property, to any third party, or knowingly permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

   (g) Section 2.17(g) of the Company Schedule lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party:
(i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Company or any of its subsidiaries.

   (h) Except as set forth in Section 2.17(h) of the Company Schedule, all contracts, licenses and agreements listed in Section 2.17(g) of the Company Schedule are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension ("Termination") of such contracts, licenses and agreements by their terms. Each of Company and its subsidiaries is in material compliance with any such contracts, licenses and agreements. To the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements, which breach has not been cured. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements by their terms to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. There is no provision in any of Company's contracts or agreements which, as a result of this Agreement and the transactions contemplated by this Agreement, requires Parent or Merger Sub to (i) grant to any third party any right to or with respect to any material Intellectual Property owned by, or licensed to, either of them, (ii) be bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) be obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

   (i) To Company's knowledge, Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products of Company and its subsidiaries has not infringed or misappropriated and does not infringe or misappropriate the Intellectual Property of any third party, and does not constitute unfair competition or trade practices under the laws of any jurisdiction.

   (j) Neither Company nor any of its subsidiaries has received written notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

   (k) To the knowledge of Company, no person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

   (l) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries. Each of Company and its subsidiaries has a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent. All current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect on Company.

   2.18 Agreements, Contracts and Commitments. As of the date of this Agreement, except as set forth in Section 2.17(g) or Section 2.18 of the Company Schedule, neither Company nor any of its subsidiaries is a party to or is bound by:

   (a) any written employment or consulting agreement, contract or commitment with any officer or employee of Company currently earning an annual salary in excess of $150,000 or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without material liability or financial obligation to Company;

   (b) any material agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale of products or license of technology in the ordinary course of business;

   (c) any material agreement, contract or commitment containing any covenant limiting in any material respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

   (d) any agreement, contract or commitment relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

   (e) any dealer, distributor, joint marketing or development agreement under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without material penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without material penalty upon notice of ninety (90) days or less;

   (f) any agreement, contract or commitment to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment to sell or distribute any Company products, service or technology except agreements with distributors or sales representatives in the normal course of business cancelable without material penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

   (g) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by Company or extension of credit (other than customer accounts receivable owing to Company created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms);

   (h) any material settlement agreement under which Company has ongoing obligations;

   (i) any other agreement, contract or commitment that calls for the payment or receipt by Company of $3,000,000 or more; or

   (j) any other agreement, contract or commitment that is of the nature required to be filed by Company as an exhibit to a Report on Form 10-K under the Exchange Act.

   Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in material breach, violation or default under a Company Contract. Neither Company nor any of its subsidiaries has received written notice within the last twelve months that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule pursuant to this Section 2.18 (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

   2.19 Opinion of Financial Advisor. Company has been advised by its financial advisor, Morgan Stanley & Co. Incorporated, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view, and Company shall provide to Parent a copy of the written confirmation of such opinion as soon as available.

   2.20 Board Approval. The Board of Directors of Company has, as of the date of this Agreement, (i) approved, subject to stockholder adoption of this Agreement, this Agreement and the Merger and other transactions contemplated hereby, (ii) determined that the Merger is consistent with the long-term business strategy of Company and is in the best interests of the stockholders of Company and is on terms that are fair to such stockholders and (iii) determined to recommend that the stockholders of Company adopt this Agreement.

   2.21 Vote Required. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to adopt this Agreement.

   2.22 Pooling of Interests. To its knowledge, based on consultation with its independent accountants, Company believes that neither Company nor any of its directors, officers or affiliates has taken any action which will interfere with Parent's ability to account for the Merger as a pooling of interests.

   2.23 Customers. Section 2.23 of the Company Schedule lists the Company's ten largest customers based on revenues during the twelve-month period ended June 30, 2000 and specifies the amounts invoiced (in the aggregate) to each such customer in such period. As of the date hereof, Company has not received any written communication indicating that any of such customers intends to cease doing business with Company or materially alter the amount of business that such customer currently conducts with Company. Company has made available to Parent true and correct copies of any contracts Company may have with its top ten customers.

   2.24 Labor Matters. No work stoppage or labor strike against Company is pending or, to Company's knowledge, threatened or reasonably anticipated. Company does not know of any activities or proceedings of any labor union to organize any employees. Except as set forth in Section 2.24 of the Company Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in
Section 2.24 of the Company Schedule, Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

   2.25 Environmental Matters. Company: (i) has obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on Company and all such permits are valid and in full force and effect; (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, has no knowledge of and has not received written notice of any environmental event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to materially interfere with the continued conduct of Company's business activities, or prevent continued compliance in all material respects with Environmental Laws, or that would give rise to any material common law or statutory liability, or otherwise form the basis of any material Environmental Claim with respect to Company, or any person or entity whose liability for any Environmental Claim Company has retained or assumed either contractually or by operation of law; (iv) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would result in any material liability or result in any material corrective or remedial action obligation; (v) has not assumed liabilities of any person or entity either contractually or by operation of law for any release or discharge of any Hazardous Materials into the soil or groundwater, or any exposure to an employee or other individual to any Hazardous Materials which has caused or could reasonably be expected to cause an adverse health effect to any such employee or other individual; (vi) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by Company (or any of its agents) thereunder; (vii) has conducted its business in substantial compliance with all applicable Environmental Laws; and (viii) has transferred or released Hazardous Materials only to those Disposal Sites set forth in Section 2.25 of the Company Schedule, and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against Company with respect to any transfer or release of any Hazardous Materials which could reasonably be expected to subject Company to material liability. To Company's knowledge, no Hazardous Materials are present in, on or under any properties owned, leased or used at any time (including both land and improvements thereon) by Company, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on or under any properties owned, leased, operated, occupied or used at any time (including both land and improvements thereon) by Company, or were present on any other property at the time it ceased to be owned, leased, operated, occupied, or used by Company, in each case so as to give rise to any material liability or corrective or remedial obligation of Company under any Environmental Laws. Company has delivered to Parent or made available for inspection by Parent and its agents, representatives and employees all records in Company's possession relating to compliance with Environmental Laws, environmental audits and environmental assessments of any property owned, leased, occupied or used by Company or any entity whose liability for any Environmental Claim Company has retained or assumed either contractually or by operation of law. Company has complied in all material respects with all environmental disclosure obligations imposed by applicable law with respect to this transaction. Section 2.25 of the Company Schedule accurately describes all of the permits required under Environmental Laws currently held by Company. Company has no knowledge of any circumstance that exists which could cause any permit required under Environmental Laws to be revoked, modified or rendered non-renewable upon payment of the permit fee. For the purposes of this Section 2.25, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person (including any governmental agency) alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or (ii) any violation, or alleged violation, of any Environmental Laws. "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws. "Disposal Site" means a landfill, disposal agent, waste hauler or recycler of Hazardous Materials.

   2.26 Insurance. Company has provided to Parent the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries (collectively, the "Insurance Policies"). There is no material claim by Company or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

   2.27 State Takeover Statutes. The Board of Directors of Company has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement. To the knowledge of Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

                                  ARTICLE III

            Representations and Warranties of Parent and Merger Sub

   Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent to Company dated as of the date hereof (the "Parent Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Parent and Merger Sub contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

   3.1 Organization and Qualification; Subsidiaries.

   (a) Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

   (b) Parent has no material subsidiaries except for the corporations identified in the Parent SEC Reports (as hereinafter defined). Neither Parent nor any of its subsidiaries has agreed nor is obligated to make nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Parent nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity other than the entities identified in the Parent SEC Reports and Parent's limited partnership or limited liability company interests in venture capital funds. Neither Parent nor any of its subsidiaries directly or indirectly owns, beneficially or of record, any shares of Company Common Stock or other equity interest in Company other than pursuant to this Agreement and the Company Voting Agreements.

   (c) Parent and each of its subsidiaries is qualified or licensed to do business as a foreign corporation, and is in good standing (with respect to jurisdictions which recognize such concept), under the laws of all jurisdictions where the character of the properties owned, leased or operated by them or the nature of their activities requires such qualification or licensing and where the failure to be so qualified or licensed would have a Material Adverse Effect on Parent.

   3.2 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended and in effect as of the date of this

Agreement (together, the "Parent Charter Documents"). Such Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no subsidiary of Parent is in violation of any of its equivalent organizational documents except where the violation of any such equivalent organizational documents of a subsidiary of Parent would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   3.3 Capitalization. As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 900,000,000 shares of Parent Common Stock, par value $0.001 per share, and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share ("Parent Preferred Stock"). At the close of business on June 26, 2000, 146,148,415 shares of Parent Common Stock were issued and outstanding. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.001 par value per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all Encumbrances.

   3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes the legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights and the exercise by courts of equitable powers.

   3.5 No Conflict; Required Filings and Consents.

   (a) The execution, delivery and performance of this Agreement does not and will not, (i) conflict with or violate the Parent Charter Documents or equivalent organizational documents or any of Parent's subsidiaries, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which they or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party against or to Parent under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material mortgage, Contract, permit, franchise or other obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clause (ii) or (iii), to the extent such conflict, violation, breach, default, impairment or other effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

   (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require Parent to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) pursuant to applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, (A) prevent consummation of the Merger or otherwise prevent Parent or Merger Sub from performing their respective material obligations under this Agreement or
(B) reasonably be expected to have a Material Adverse Effect on Parent.

   3.6 SEC Filings; Financial Statements.

   (a) Parent has made available to Company (through reference to documents filed by EDGAR or otherwise) a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since December 31, 1999 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since December 31, 1999. The Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

   (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

   (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

   3.7 No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities disclosed or provided for in Parent's unaudited balance sheet as of March 31, 2000 as set forth in the Parent SEC Reports or in the related notes or (ii) liabilities incurred since March 31, 2000 in the ordinary course of business.

   3.8 Absence of Certain Changes or Events. Since March 31, 2000, there has not been: (i) any Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock, (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (v) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business.

   3.9 Absence of Litigation. As of the date hereof, there are no claims, suits, actions or proceedings that have a reasonable likelihood of success on the merits pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or that could otherwise reasonably be expected to have a Material Adverse Effect on Parent.

   3.10 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion in: (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the dates mailed to the stockholders of Company and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

   3.11 Pooling of Interests. To its knowledge, based on consultation with its independent accountants, neither Parent nor any of its directors, officers or affiliates has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

                                   ARTICLE IV

                      Conduct Prior to the Effective Time

   4.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except (i) as permitted by the terms of this Agreement or except as provided in Section 4.1 of the Company Schedule, or (ii) to the extent that Parent shall otherwise consent in writing (which consent, or refusal thereof, shall not be unreasonably delayed), carry on its business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings. In addition, Company will promptly notify Parent of any material event involving its business or operations occurring outside the ordinary course of business.

   In addition, except as permitted by the terms of this Agreement and except as provided in Section 4.1 of the Company Schedule, without the prior written consent of Parent (which consent, or refusal thereof, shall not be unreasonably delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

   (a) Except as required by law or pursuant to the terms of a Plan in effect as of the date hereof, and except as may be requested to enable Parent to account for the Merger as a pooling of interests, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

   (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

   (c) Other than in the ordinary course of business consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights; provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property (other than in connection with the abandonment of immaterial Company Intellectual Property after at least five business days' written notice to Parent);

   (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

   (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course consistent with past practice by Company with employees hired after the date hereof);

   (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance, delivery and/or sale of
(i) shares of Company Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement, and (ii) shares of Company Common Stock issuable to participants in the ESPP consistent with the terms thereof, and (y) the granting of stock options to new employees in the ordinary course of business in such amounts and in all other respects and consistent with past practices and with similar vesting terms.

   (g) Cause, permit or submit to a vote of Company's stockholders any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

   (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures or strategic partnerships;

   (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition (other than through licensing permitted by clause (c)) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

   (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

   (k) Adopt or amend any Plan or any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law;

   (l) (i) pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements or disclosed in Section 2.8 or Section 2.9 of the Company Schedule, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

   (m) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any Contract disclosed in Section 2.17(g) or Section
2.18 of the Company Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder;

   (n) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

   (o) Incur or enter into any agreement, contract or commitment requiring Company or any of its subsidiaries to pay in excess of $3,000,000;

   (p) Engage in any action that would reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this Article IV;

   (q) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its subsidiaries, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

   (r) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement other than to the extent permitted by Section 5.4; or

   (s) Agree in writing or otherwise to take any of the actions described in
Section 4.1 (a) through (r) above.

   4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement and except as provided in Section 4.2 of the Parent Schedule, without the prior written consent of Company (which consent, or refusal thereof, shall not be unreasonably delayed), Parent shall not engage in any action that would reasonably be expected to (i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a pooling of interests.

                                   ARTICLE V

                             Additional Agreements

   5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations.

   (a) As promptly as practicable after the execution of this Agreement, Company and Parent will prepare, and file with the SEC, the Proxy Statement/Prospectus, and Parent will prepare and file with the SEC the S-4 in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4. Each of Company and Parent will respond to any comments of the SEC, and will use its respective commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Company will cause the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the S-4 is declared effective by the SEC. Each of the parties hereto shall cause the Proxy Statement/Prospectus and the S-4 to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and
(iii) the rules and regulations of Nasdaq. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction in the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided that Parent shall not be required to consent to the service of process in any jurisdiction in which it is not so subject. Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials of the receipt of notice that the S-4 has become effective, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity or by any Legal Requirement, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever Company or Parent becomes aware of any event which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any Other Filing, Company or Parent, as the case may be, will promptly inform the other of such event and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Company, such amendment or supplement.

   (b) The Proxy Statement/Prospectus will include (i) the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of adoption of this Agreement, subject to the right of the Board of Directors of Company to withhold, withdraw, modify, change or refrain from making its recommendation in compliance with Section 5.2(c) and (ii) the opinion of Morgan Stanley & Co. Incorporated referred to in Section 2.19.

   5.2 Meeting of Company Stockholders.

   (a) Company will take all action necessary in accordance with Delaware Law and the Company Charter Documents to convene the Company Stockholders' Meeting to be held as promptly as practicable after the declaration of the effectiveness of the S-4 for the purpose of enabling Company's stockholders to vote upon the adoption of this Agreement. Unless the Board of Directors of Company shall have withheld, withdrawn, modified, amended, changed or refrained from making its recommendation in favor of the adoption of this Agreement in compliance with Section 5.2(c), Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Stockholders' Meeting (i) to the extent necessary to facilitate the providing of any necessary supplement or amendment to the Proxy Statement/Prospectus to Company's stockholders in advance of a vote on the adoption of this Agreement, or (ii) if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Company in connection with the Company Stockholders' Meeting are solicited, in compliance with Delaware Law, the Company Charter Documents, the rules of Nasdaq and all other applicable legal requirements. Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal or any change in the Board of Directors' recommendation regarding the Merger or any other determination subsequent to the date hereof by Company's Board of Directors that it can no longer make such recommendation.

   (b) Unless the Board of Directors of Company shall have withheld, withdrawn, modified, amended, changed or refrained from making its recommendation in favor of the adoption of this Agreement in compliance with Section 5.2(c): (i) the Board of Directors of Company shall recommend that Company's stockholders vote in favor of the adoption of this Agreement at the Company Stockholders' Meeting; (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has recommended that Company's stockholders vote in favor of the adoption of this Agreement at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withhold, withdraw, modify, amend, change or refrain from making, or resolve to withhold, withdraw or refrain from making, or modify, amend or change, in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's stockholders vote in favor of the adoption of this Agreement.

   (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, modifying, amending, changing or refraining from making ("Changing") its recommendation in favor of the adoption of this Agreement if (i) neither Company nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4 prior to and in connection with the proposed Changing of its recommendation and (ii) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that the Changing of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law; provided, however, that prior to publicly Changing such recommendation, Company shall have given Parent at least forty-eight (48) hours written notice (or such lesser prior notice as provided to the members of Company's Board of Directors) and the opportunity to meet with Company and its counsel. Nothing contained in this
Section 5.2 shall limit Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified).

   5.3 Confidentiality; Access to Information.

   (a) Confidentiality Agreement. The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of June 28, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

   (b) Access to Information. Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   5.4 No Solicitation.

   (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers or directors or any investment banker, attorney or other advisor or representative retained by any of them to, nor will they authorize any of their respective employees or affiliates to, nor will they fail to take reasonable measures to cause their respective employees not to, directly or indirectly (i) solicit or initiate or knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or knowingly furnish to any person any information with respect to, or knowingly take any other action that would reasonably be expected to lead to, any Acquisition Proposal,
(iii) approve, endorse or recommend any Acquisition Proposal without complying with Section 5.2(c) or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment providing for any Acquisition Transaction (as defined below); provided, however, that this Agreement shall not prohibit Company or any of its officers, directors, affiliates, employees, investment bankers, attorneys or other advisors or representatives from (A) at any time prior to the adoption of this Agreement by Company's stockholders, furnishing information regarding Company to, entering into a confidentiality agreement with, entering into discussions or negotiations with, or entering into a definitive acquisition agreement with any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Company nor any representative of Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4 prior to and in connection with such Acquisition Proposal, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law, (3) (x) at least forty-eight (48) hours prior to furnishing any such information to, entering into a confidentiality agreement with or entering into discussions or negotiations with, such person or group, Company gives Parent written notice of the identity of such person or group and of Company's intention to take such action and (y) Company receives from such person or group an executed agreement with confidentiality provisions at least as restrictive as the Confidentiality Agreement, and (4) contemporaneously with furnishing any such information to such person or group, Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent) or (B) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or furnishing a copy or excerpts of this Agreement (excluding, however, the Company Schedule and the Parent Schedule) to any person. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. In addition to the foregoing, Company shall (i) provide Parent with at least twenty-four (24) hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least two (2) business days prior written notice (or such lesser prior notice as provided to the members of Company's Board of Directors) of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of any definitive documentation relating to such Superior Offer.

   "Superior Offer" shall mean any bona fide written Acquisition Proposal not received in violation of Section 5.4 for at least a majority of the outstanding shares of Company Common Stock on terms that the Board of Directors of Company determines in its good faith judgment, after consultation with a financial advisor of nationally recognized reputation and taking into account all the known terms and conditions of the Acquisition Proposal, are more favorable to Company's stockholders than the terms of the Merger; provided, however, that any such Acquisition Proposal shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such Acquisition Proposal is not committed and is not likely in the judgment of Company's Board of Directors to be obtained by the entity making such Acquisition Proposal on a timely basis. The parties agree that an Acquisition Proposal shall not be precluded from being deemed a "Superior Offer" solely as a result of such Acquisition Proposal being conditioned upon the completion of due diligence. For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent or any of its affiliates) contemplating any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement that constitutes: (A) an acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Company or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Company or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold, directly or indirectly, less than 85% of the equity interests in the surviving or resulting entity of such transaction or in any parent entity immediately following such transaction; (B) a sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 25% of the assets of Company; or (C) a liquidation or dissolution of Company having similar effect to the foregoing.

   (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company shall notify Parent orally and in writing of (i) (A) any request received by Company for information which Company reasonably believes would lead to an Acquisition Proposal, (B) any Acquisition Proposal, or (C) any inquiry received by Company with respect to, or which Company reasonably believes would lead to, any Acquisition Proposal, (ii) the material terms and conditions of such request, Acquisition Proposal or inquiry, and
(iii) the identity of the person or group making any such request, Acquisition Proposal or inquiry, such written and oral notice to be provided as promptly as practicable, and in any event within one (1) business day after any of Company's officers, directors, investment bankers, attorneys or other advisors or representatives become aware of the receipt by Company of any request, proposal or inquiry described in clause (i). Company will take reasonable measures to cause its employees to notify its officers when any such employee becomes aware of the receipt by Company of any request, proposal or inquiry described in clause (i). Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

   5.5 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, Company shall have withheld, withdrawn, modified, amended, changed or refrained from making its recommendation in favor of the adoption of this

Agreement in compliance with Section 5.2. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

   5.6 Commercially Reasonable Efforts; Notification.

   (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) causing the conditions precedent set forth in
Article VI to be satisfied; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, subject to the other terms and conditions hereof, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts and take all commercially reasonable acts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

   (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

   5.8 Stock Options; ESPP; Warrants and Employee Benefits.

   (a) Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company Option Plans, whether or not vested, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Company Stock Options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall comply with the terms of all such Company Stock Options and use its best efforts to ensure, to the extent required by and subject to the provisions of, the Company Option Plans, and to the extent permitted under the Code, that any Company Stock Options that qualified for tax treatment as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of assumed Company Stock Options on the terms set forth in this Section 5.8(a).

   (b) ESPP. At the Effective Time, Parent shall assume the ESPP, and all outstanding rights to purchase shares of Company Common Stock under the ESPP ("Purchase Rights") shall be converted (in accordance with the Exchange Ratio) into rights to purchase shares of Parent Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price as of the offering date for each offering period in effect as of the Effective Time rounded up to the nearest whole cent). All such converted Purchase Rights shall be assumed by Parent, and each offering period in effect under the ESPP immediately prior to the Effective Time shall be continued in accordance with the terms of the ESPP until the end of such offering period. The ESPP shall terminate with the exercise of the last assumed Purchase Right, and no additional Purchase Rights shall be granted under the ESPP following the Effective Time, provided that references to Company in the ESPP and related documents shall mean Parent (except that the purchase price as of the offering date for a relevant period shall be determined with respect to the fair market value of Company Common Stock on such date, as adjusted hereby). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon exercise of Purchase Rights under the ESPP assumed in accordance with this Section 5.8(b). Parent agrees that, from and after the Effective Time, Company's employees may participate in the employee stock purchase plan sponsored by Parent (the "Parent ESPP"), subject to the terms and conditions of the Parent ESPP, and that service with Company shall be treated as service with Parent for determining eligibility of Company's employees under the Parent ESPP.

   (c) Warrants. At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (each, a "Company Warrant") shall be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Company Warrant immediately prior to the Effective Time, except that (i) each Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common

Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall comply with the terms of all such Company Warrants. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of assumed Company Warrants on the terms set forth in this Section 5.8(c).

   (d) 401(k). Company shall terminate, effective as of the day immediately preceding the Effective Time, any and all 401(k) plans sponsored or maintained by Company unless Parent provides written notice to Company prior to the Effective Time that any such 401(k) plan shall not be terminated. Parent shall receive from Company evidence that Company's plan(s) and / or program(s) have been terminated pursuant to resolutions of Company's Board of Directors (the form and substance of such resolutions shall be subject to review and reasonable approval of Parent), effective as of the day immediately preceding the Effective Time. Company employees shall be eligible to participate in a 401(k) plan sponsored by Parent no later than the first day of the next commencing month immediately after the Effective Time.

   (e) Benefits; Prior Service. From and after the Effective Time, Company employees shall be provided with employee benefits that are the same as those provided to employees of Parent who are similarly situated, including as to their location of employment. Parent shall cause employees of Company and its subsidiaries to be credited with service with Company and each of its subsidiaries for purposes of eligibility and vesting under each employee benefit plan maintained by Parent or its subsidiaries after the Effective Time to the extent of their service with Company; provided, however, that such service shall not be recognized to the extent that such recognition would result in duplication of benefits.

   5.9 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable and in any event within ten
(10) business days after the Effective Time.

   5.10 Indemnification.

   (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company (or any predecessor corporation) pursuant to (i) each indemnification agreement currently in effect between Company and each person who is or was a director or officer of Company (or any predecessor corporation) prior to the Effective Time (the "Indemnified Parties") and (ii) any indemnification provision under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party or of individuals who, immediately prior to the Effective Time, were employees or agents of Company, unless such modification is required by law.

   (b) For a period of six (6) years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect, to the extent available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy on terms equivalent in all material respects to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% of the amount of the last annual premium paid by the Company prior to the date of this Agreement for such coverage and provided, further, that if the annual premium payable for such insurance coverage exceeds such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for an annual premium not exceeding such amount.

   (c) In the event Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guarantee or otherwise remain liable for the indemnification obligations referred to in this
Section 5.10 or will make or cause to be made proper provision so that the successors and assigns of Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties.

   (d) The provisions of this Section 5.10 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and
(ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have by contract or otherwise.

   5.11 Affiliate Agreement.

   (a) Set forth in Section 5.11 of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act or Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, on or as promptly as practicable following the date hereof, from each Company Affiliate that has not delivered a Company Affiliate Agreement on or prior to the date hereof, an executed Company Affiliate Agreement. Each Company Affiliate Agreement will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement entered into by such Company Affiliate.

   (b) Set forth in Section 5.11 of the Parent Schedule is a list of those persons who may be deemed to be, in Parent's reasonable judgment, affiliates of Parent within the meaning of Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (each, a "Parent Affiliate"). Parent will provide Company with such information and documents as Company reasonably requests for purposes of reviewing such list. Parent will use its commercially reasonable efforts to obtain and provide a copy to Company, on or as promptly as practicable following the date hereof, from each Parent Affiliate, an executed Parent Affiliate Agreement in substantially the form attached hereto as Exhibit B-2 (the "Parent Affiliate Agreements"). Each Parent Affiliate Agreement will be in full force and effect as of the Effective Time.

   5.12 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

   5.13 Noncompetition Agreements. Each of Thomas Riordan and Raymond Kunita shall have entered into Noncompetition Agreements and each such agreement shall be in full force and effect at the Effective Time.

   5.14 Tax Matters. Prior to the filing of the S-4, Company, Parent and Merger Sub shall execute and deliver to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, tax representation letters in customary form. To the extent requested by Cooley Godward LLP or Wilson Sonsini Goodrich & Rosati, Professional Corporation, Parent, Merger Sub and Company shall each confirm to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, the accuracy and completeness as of the Effective Time of the foregoing tax representation letters. Parent and Company shall use reasonable efforts prior to and after the Effective Time to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Following delivery of the foregoing tax representation letters, each of Company and Parent shall use its reasonable efforts to cause Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions and the opinions referred to in Section 6.2(c), each of such counsel shall be entitled to rely on the foregoing tax representation letters.

   5.15 Action by Board of Directors. Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Stock Options by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent Common Stock in exchange for Company Common Stock pursuant to the Merger, shall in each case be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act (a "Company Insider").

                                   ARTICLE VI

                            Conditions to the Merger

   6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and Company:

   (a) Company Stockholder Approval. This Agreement shall have been adopted by the requisite vote under applicable law by the stockholders of Company.

   (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and then be in effect and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC and shall not have been withdrawn.

   (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

   6.2 Additional Conditions to Obligation of Company. The obligation of Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

   (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been accurate in all respects as of the date of this Agreement and (ii) shall be accurate in all respects on and as of the Closing Date with the same force and effect as if made on the Closing Date except, with respect to clauses (i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent determined as of the Closing Date, (B) for inaccuracies arising from changes or actions contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been accurate (subject to the qualification as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

   (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

   (c) Tax Opinions. Each of Company and Parent shall have received a written opinion from its respective tax counsel, in form and substance reasonably satisfactory to Company or Parent, as the case may be, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn; provided, however, that if tax counsel to Company (Cooley Godward LLP) does not render such opinion or renders but withdraws such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent (Wilson Sonsini Goodrich & Rosati, Professional Corporation) renders, and does not withdraw, such opinion to Company.

   6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

   (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been accurate in all respects as of the date of this Agreement and (ii) shall be accurate in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, with respect to clauses (i) and
(ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company determined as of the Closing Date; provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Sections 2.4, 2.19, 2.20, 2.21,
2.27 and 2.28 (which representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date), (B) for inaccuracies arising from changes or actions contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been accurate (subject to the qualification as set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

   (b) Agreements and Covenants. Company shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by an authorized officer of Company.

   (c) Affiliate Agreements. Each of the Company Affiliates shall have entered into the Company Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

   (d) Opinion of Accountants. Parent shall have received (i) from PricewaterhouseCoopers LLP, independent auditors for Company, a copy of a letter addressed to Company dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that PricewaterhouseCoopers LLP concurs with Company management's conclusion that no conditions exist related to Company that would preclude Company from being a party to a business combination for which the "pooling-of-interest" method of accounting is used and (ii) from Deloitte & Touche LLP, independent accountants for Parent, a copy of a letter addressed to Parent dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that Deloitte & Touche LLP concurs with Parent management's conclusion that the Merger can properly be accounted for as a "pooling-of-interests."

                                  ARTICLE VII

                        Termination, Amndment and Waiver

   7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Company:

   (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

   (b) by either Company or Parent if the Merger shall not have been consummated by February 15, 2001 (such date, or such other date that may be agreed by mutual written consent, being the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

   (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable;

   (d) by either Company or Parent if (1) the Company Stockholders' Meeting (including any adjournments thereof) shall have been held and completed and the stockholders of Company shall have taken a final vote on a proposal to adopt this Agreement, and (2) the required approval of the stockholders of Company contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company or Parent where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of Company or Parent, respectively, and such action or failure to act constitutes a breach by Company or Parent, respectively, of this Agreement;

   (e) by Company, upon a breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then this Agreement shall not terminate pursuant to this
Section 7.1(e) with respect to a particular breach or inaccuracy until the earlier of (i) the expiration of a thirty (30) day period commencing upon delivery of written notice from Company to Parent of such breach or inaccuracy and (ii) Parent ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 7.1(e) if it shall have materially breached this Agreement or if such breach by Parent or inaccuracy in Parent's representations and warranties is cured prior to such termination becoming effective pursuant hereto);

   (f) by Parent, upon a breach of any covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable, then this Agreement shall not terminate pursuant to this
Section 7.1(f) with respect to a particular breach or inaccuracy until the earlier of (i) the expiration of a thirty (30) day period commencing upon delivery of written notice from Parent to Company of such breach or inaccuracy and (ii) Company ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if it shall have materially breached this Agreement or if such breach by Company or inaccuracy in Company's representations and warranties is cured prior to such termination becoming effective pursuant hereto);

   (g) by Parent if a Triggering Event (as defined below) shall have occurred.

   For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withheld, withdrawn or refrained from making or shall have modified, amended or changed in a manner adverse to Parent its recommendation in favor of the adoption of this Agreement; (ii) Company shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of Company in favor of the adoption of this Agreement;
(iii) the Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption of this Agreement within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement and during the pendency of an Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or recommended any Acquisition Proposal; (v) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (vi) Company shall have breached any of the provisions of Section 5.4 of this Agreement in any material respect or (vii) a tender or exchange offer relating to not less than 15% of the then outstanding shares of capital stock of Company shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

   7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 will be effective immediately upon the delivery of written notice thereof by the terminating party to the other parties hereto (or, in the case of termination pursuant to Section 7.1(f) or Section 7.1(g), on the date specified therein). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and
Article 8 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

   7.3 Fees and Expenses.

   (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in connection with the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto and any fees required to be paid under the HSR Act.

   (b) Company Payments.

   (i) Company shall pay to Parent in immediately available funds, within one
(1) business day after demand by Parent, an amount equal to $65,000,000 (the "Termination Fee") if this Agreement is terminated by Parent pursuant to
Section 7.1(g); provided, however, that in the event this Agreement is terminated by Parent pursuant to 7.1(g) as a result of a "Triggering Event" specified in clause (vi) of the definition thereof, then the Termination Fee shall not be payable if Parent shall have terminated this Agreement more than ten (10) business days after the Company shall have notified Parent of the breach of Section 5.4 hereof to which such Triggering Event relates.

   (ii) If (A) this Agreement is terminated by Parent or Company, as applicable, pursuant to Section 7.1(d), (B) prior to such termination a third party shall have publicly announced an Acquisition Proposal, (C) such Acquisition Proposal shall not have been unconditionally and publicly withdrawn prior to the date that is five (5) business days prior to such termination, and
(D) within nine (9) months following the termination of this Agreement a Company Acquisition (as defined below) is consummated or Company enters into a definitive agreement or binding letter of intent providing for a Company Acquisition (which is subsequently consummated), then Company shall pay Parent in immediately available funds at or prior to the consummation of such Company Acquisition an amount equal to the Termination Fee.

   (iii) Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a final judgment against Company no longer subject to appeal for the amounts set forth in this Section 7.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of willful breach of this Agreement. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction do not hold (directly or indirectly) at least 60% of the aggregate equity interests in the surviving or resulting entity of such transaction or a parent entity following such transaction, (ii) a sale or other disposition by Company of assets representing in excess of 60% of the aggregate fair market value of Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 60% of the voting power of the then outstanding shares of capital stock of Company.

   7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

   7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               General Provisions

   8.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement or in any certificate or instrument delivered pursuant to Article VI shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

   8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

  (a) if to Parent or Merger Sub, to:

     PMC-Sierra, Inc.
     900 East Hamilton Avenue
     Suite 250
     Campbell, CA 95008
     Attention: President
     Telecopy No.: (408) 369-1176

     with a copy to:

     Wilson Sonsini Goodrich & Rosati
     Professional Corporation
     650 Page Mill Road
     Palo Alto, California 94304-1050
     Attention: Neil J. Wolff, Esq.
     Telecopy No.:(650) 493-6811

     and to:

     Wilson Sonsini Goodrich & Rosati
     Professional Corporation
     One Market
     Spear Tower, Suite 3300
     San Francisco, California 94105
     Attention: Steve L. Camahort, Esq.
              Michael S. Dorf, Esq.
     Telecopy No.:(415) 947-2099

  (b) if to Company, to:

     Quantum Effect Devices, Inc.
     3255-3 Scott Boulevard
     Suite 200
     Santa Clara, CA 95054
     Attention: President
     Telecopy No.: (408) 565-0335
     with a copy to:

     Cooley Godward LLP
     5 Palo Alto Square
     3000 El Camino Real
     Palo Alto, California 94306
     Attention: David Lipkin, Esq.
              Matt Sonsini, Esq.
     Telecopy No.: (650) 849-7400

   8.3 Interpretation.

   (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

   (b) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

   (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is or would reasonably be expected to be materially adverse to the business, capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on an entity: (i) any change, event, violation, inaccuracy, circumstance or effect attributable or relating to in significant part (A) conditions affecting the U.S. economy as a whole or any foreign economy in any location where such entity has material operations or sales or affecting the semiconductor industry generally or (B) the announcement or pendency of the Merger (including cancellations of or delays in customer orders, reductions in sales, disruptions in supplier, distributor, partner or similar relationships or litigation relating to the Merger, in each case that are attributable or relate in significant part to the announcement or pendency of the Merger); (ii) any change in the market price or trading volume of such entity's stock; or (iii) any failure by such entity to meet internal projections or forecasts or published revenue or earnings predictions.

   (d) For purposes of this Agreement, an "agreement," "arrangement," "contract," "commitment" or "plan" shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company

Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood, however, that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) except with respect to the Indemnified Parties under Section 5.10, are not intended to confer upon any other person any rights or remedies hereunder.

   8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

   8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

   8.11 Waiver of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          PMC-Sierra, Inc.

                                                   /s/ Robert L. Bailey
                                          By: _________________________________

                                                     Robert L. Bailey
                                          Name: _______________________________

                                                     President and CEO
                                          Title: ______________________________

                                          Penn Acquisition Corp.

                                                   /s/ John W. Sullivan
                                          By: _________________________________

                                                     John W. Sullivan
                                          Name: _______________________________

                                                        VP Finance
                                          Title: ______________________________

                                          Quantum Effect Devices, Inc.

                                                   /s/ Thomas J. Riordan
                                          By: _________________________________

                                                     Thomas J. Riordan
                                          Name: _______________________________

                                                     President and CEO
                                          Title: ______________________________


                       **** REORGANIZATION AGREEMENT ****